Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 11, 2020 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE EUROPE SRL, a limited liability company organized under the laws of Belgium (“société à responsabilité limitée”) (“Albemarle Europe”, and together with the Company and any other Subsidiary of the Company party hereto pursuant to Section 2.14, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 21, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of August 14, 2019, the “Credit Agreement”);
WHEREAS, the Company has requested certain amendments to the Credit Agreement; and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    Amendments.
(a)    Section 1.01.
(i)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Debt as of such date minus

(ii) Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.
“Securitization Transaction” means any financing or factoring transaction (or series of such transactions) that has been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer, or may grant a security interest in, any accounts receivable, payment intangibles, notes receivable, rights to future lease payments or residuals or other similar rights to payment to a special purpose Subsidiary or Affiliate of such Person.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(ii)    The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unrestricted Cash” means, at any time, cash and cash equivalents owned at such time by any member of the Consolidated Group, determined on a consolidated basis in accordance with GAAP; provided that such cash and cash equivalents do not appear (and in accordance with GAAP would not be required to appear) as “restricted” on the consolidated balance sheet of the Consolidated Group prepared as of such time in accordance with GAAP.
(b)    Section 6.21. Section 6.21 of the Credit Agreement is hereby amended to read as follows:
6.21    Affected Financial Institutions.
No Borrower is an Affected Financial Institution.
(c)    Section 8.01. Section 8.01(dd) of the Credit Agreement is hereby amended to read as follows:
(dd)    Liens other than those referred to in subparagraphs (a) through (cc) above, provided, however, that the aggregate principal amount of obligations secured by such Liens plus the aggregate principal amount of unsecured Indebtedness of Subsidiaries of the Company outstanding pursuant to Section 8.07(g) does not exceed (i) as of any date before May 11, 2020, 30%, (ii) as of any date from and including May 11, 2020 through and including December 31, 2021, 24%, or (iii) as of any date thereafter, 30%, in each case, of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01.
(d)    Section 8.06. Section 8.06 of the Credit Agreement is hereby amended to read as follows:
8.06    Financial Covenant.
Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than: (a) with respect to the fiscal quarter ending June 30, 2020, 4.00 to 1.0, (b) with respect to the fiscal quarters ending September 30, 2020 through September 30, 2021, 4.50 to 1.0, (c) with respect to the fiscal quarter ending December 30, 2021, 4.00 to 1.0 and (d) with respect to the fiscal quarters ending thereafter, 3.50 to 1.0; provided, that, upon consummation of an Acquisition after March 31, 2022 where the consideration includes cash proceeds from the issuance of Funded Debt in excess of $500,000,000, the otherwise applicable maximum Consolidated Leverage Ratio, at the election of the Company (with prior written notice to the Administrative Agent), shall increase by 0.50:1.00 for four consecutive fiscal quarters beginning with the fiscal quarter in which such Acquisition occurs (the “Adjustment Period”). After any such Acquisition that results in an Adjustment Period, there must be at least two fiscal quarters subsequent to the end of the Adjustment Period before the Company shall be permitted to elect another Adjustment Period. The Company shall be permitted to request no more than two Adjustment Periods during the term of this Agreement; provided, however, in connection with each extension of the Maturity Date pursuant to Section 2.15, the Company shall have the right to request an additional Adjustment Period.
(e)    Section 8.07. Section 8.07(g) of the Credit Agreement is hereby amended to read as follows:
(g)    other Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the difference between (i)(A) as of any date before May 11, 2020, 30%, (B) as of any date from and including May 11, 2020 through and including December 31, 2021, 24%, or (C) as of any date thereafter, 30%, in each case, of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01 minus (ii) the aggregate outstanding principal amount of Indebtedness of the Company secured by Liens permitted by Section 8.01(dd).
(f)    Section 11.24. Section 11.24 of the Credit Agreement is hereby amended to read as follows:
11.24    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
2.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 2 shall have been satisfied.
(a)    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent and the Required Lenders.

(b)    Lender/Arranger Fees. The Company shall have paid all agreed arrangement fees and consent fees to each Lender executing this Amendment and BofA Securities, Inc., as applicable.
3.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen PLLC.
4.    Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
5.    Authority/Enforceability. Each Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws, (ii) fraudulent transfer or conveyance laws, and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment, except for those the failure to obtain, occur or make would not reasonably be expected to have a Material Adverse Effect.
(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to it, except in the case of clause (ii), to the extent that it would not reasonably be expected to have a Material Adverse Effect.
6.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.
7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                    ALBEMARLE CORPORATION,
a Virginia corporation
By:    /s/ Karen G. Narwold
Name:    Karen G. Narwold

Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

ALBEMARLE EUROPE SRL,
a limited liability company organized under the laws of Belgium

By:    /s/ Karen G. Narwold
Name: Karen G. Narwold
Title:    Director

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent
By:__/s/ Ronaldo Naval_____________
Name: Ronaldo Naval
Title: Vice President

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:        BANK OF AMERICA, N.A.,
        as a Lender, L/C Issuer and Swing Line Lender
By:__/s/ Mukesh Singh
        Name: Mukesh Singh
        Title: Director
JPMORGAN CHASE BANK, N.A.,
as a Lender
By:__/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:__/s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Managing Director
MUFG Bank, LTD., as a Lender
(FKA The Bank of Tokyo-Mitsubishi UFJ, Ltd.)

By:__/s/ Mark Maloney
Name: Mark Maloney
Title: Authorized Signatory

MIZUHO BANK, LTD.,
as a Lender

By:__/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By:__/s/ Peggy Yip
Name: Peggy Yip
Title: Vice President
SUMITOMO MITSUI BANKING CORPORATION,
as a Lender
By:__/s/ Jun Ashley
Name: Jun Ashley
Title: Director
U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:__/s/ Mark Irey
Name: Mark Irey
Title: Vice President
THE NORTHERN TRUST COMPANY,
as a Lender
By:__/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President
SANTANDER BANK, N.A.,
as a Lender
By:__/s/ Carolina Gutierrez
Name: Carolina Gutierrez
Title: Vice President
By:__/s/ Zara Kamal
Name: Zara Kamal
Title: Vice President
TRUIST BANK,
as a Lender
By:__/s/ Max N Greer III
Name: Max N Greer III
Title: Senior Vice President

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT